                            STOCK PURCHASE AGREEMENT



                                     BETWEEN



                      HONEYWELL ELECTRONIC MATERIALS, INC.



                                       AND



                             TTM TECHNOLOGIES, INC.



                          DATED AS OF DECEMBER 24, 2002




                                                                    CONFIDENTIAL

                             TABLE OF CONTENTS PAGE




1. Purchase and Sale of the Shares...............................................................................           1

2. Definitions...................................................................................................           1
    2.1. Adjustment Amount.......................................................................................           1
    2.2. Affiliate...............................................................................................           1
    2.3. Affiliated Group........................................................................................           1
    2.4. Agreement...............................................................................................           1
    2.5. Ancillary Documents.....................................................................................           1
    2.6. Balance Sheet...........................................................................................           1
    2.7. Balance Sheet Date......................................................................................           2
    2.8. Banked Liability........................................................................................           2
    2.9. Benefit Plans...........................................................................................           2
    2.10. Benefit Transition Date................................................................................           2
    2.11. Business Day...........................................................................................           2
    2.12. Buyer..................................................................................................           2
    2.13. Buyer Disclosure Schedule..............................................................................           2
    2.14. Buyer's 401(k) Plans...................................................................................           2
    2.15. Chippewa Falls Property................................................................................           2
    2.16. Cisco..................................................................................................           3
    2.17. Cisco Settlement Agreement.............................................................................           3
    2.18. Claims.................................................................................................           3
    2.19. Closing................................................................................................           3
    2.20. Closing Date...........................................................................................           3
    2.21. Closing Date Net Working Capital.......................................................................           3
    2.22. Code...................................................................................................           3
    2.23. Company................................................................................................           3
    2.24. Company Property.......................................................................................           3
    2.25. Common Stock...........................................................................................           3
    2.26. Confidentiality Agreement..............................................................................           3
    2.27. Contracts..............................................................................................           3
    2.28. Cross License and Transfer Agreement...................................................................           3
    2.29. Employees..............................................................................................           3
    2.30. Employee Sales Bonus...................................................................................           4
    2.31. Environmental Claim....................................................................................           4
    2.32. Environmental Laws.....................................................................................           4
    2.33. Environmental Permits..................................................................................           4
    2.34. ERISA..................................................................................................           4
    2.35. ERISA Affiliate........................................................................................           4
    2.36. Financial Statements...................................................................................           4
    2.37. Former Employees.......................................................................................           4
    2.38. Governmental Authority.................................................................................           4

                                                                    CONFIDENTIAL

    2.39. Guaranty Agreement.....................................................................................           4
    2.40. GUST...................................................................................................           4
    2.41. HIPI...................................................................................................           4
    2.42. Honeywell..............................................................................................           4
    2.43. Indemnified Party......................................................................................           4
    2.44. Indemnifying Party.....................................................................................           5
    2.45. Leased Property........................................................................................           5
    2.46. Leave Employees........................................................................................           5
    2.47. Liens..................................................................................................           5
    2.48. Material Adverse Effect................................................................................           5
    2.49. Owned Property.........................................................................................           5
    2.50. PBGC...................................................................................................           5
    2.51. Permitted Liens........................................................................................           5
    2.52. Person.................................................................................................           5
    2.53. Pre-Closing Dividend...................................................................................           5
    2.54. Purchase Price.........................................................................................           5
    2.55. Records................................................................................................           6
    2.56. Rights.................................................................................................           6
    2.57. Savings Plan Commencement Date.........................................................................           6
    2.58. Seller.................................................................................................           6
    2.59. Seller Disclosure Schedule.............................................................................           6
    2.60. Seller's 401(k) Plan...................................................................................           6
    2.61. Seller's knowledge.....................................................................................           6
    2.62. Shares.................................................................................................           6
    2.63. Specified Liabilities..................................................................................           6
    2.64. Straddle Period........................................................................................           7
    2.65. Subsidiary.............................................................................................           7
    2.66. Tax or Taxes...........................................................................................           7
    2.67. Tax Claim..............................................................................................           7
    2.68. Tax Losses.............................................................................................           7
    2.69. Tax Return.............................................................................................           7
    2.70. Third Party Claim......................................................................................           7
    2.71. Transferred Employees..................................................................................           7
    2.72. Transition Services Agreement..........................................................................           7
    2.73. WARN Act...............................................................................................           7
    2.74. Working Capital Requirement............................................................................           8

3. Closing.......................................................................................................           8
    3.1. Transactions at Closing.................................................................................           8

4. Conditions to Closing.........................................................................................           9
    4.1. Buyer's Obligation......................................................................................           9
    4.2. Seller's Obligation.....................................................................................          10

5. Representations and Warranties of Seller......................................................................          11
    5.1. Authority...............................................................................................          11

                                                                    CONFIDENTIAL

    5.2. Shares..................................................................................................          12
    5.3. Organization and Standing of the Company................................................................          12
    5.4. Capital Stock...........................................................................................          13
    5.5. Equity Interests........................................................................................          13
    5.6. Financial Statements....................................................................................          13
    5.7. Transactions with Affiliates............................................................................          14
    5.8. Taxes...................................................................................................          14
    5.9. Assets Other than Real Property Interests...............................................................          15
    5.10. Title to Real Property.................................................................................          15
    5.11. Intellectual Property..................................................................................          16
    5.12. Contracts..............................................................................................          17
    5.13. Litigation; Decrees....................................................................................          18
    5.14. Insurance..............................................................................................          18
    5.15. Employee Benefits......................................................................................          18
    5.16. Absence of Changes or Events...........................................................................          21
    5.17. Compliance with Applicable Laws........................................................................          22
    5.18. Employee and Labor Relations...........................................................................          23
    5.19. Licenses; Permits......................................................................................          23
    5.20. Corporate Name.........................................................................................          23
    5.21. Intercompany Accounts..................................................................................          23
    5.22. Suppliers and Customers................................................................................          24

6. Covenants of Seller...........................................................................................          24
    6.1. Access..................................................................................................          24
    6.2. Ordinary Conduct........................................................................................          24
    6.3. Insurance...............................................................................................          25
    6.4. Resignations............................................................................................          25
    6.5. Other Transactions......................................................................................          25

7. Representations and Warranties of Buyer.......................................................................          26
    7.1. Authority...............................................................................................          26
    7.2. Securities Act of 1933..................................................................................          27
    7.3. Actions and Proceedings, etc............................................................................          27
    7.4. Finders' Fees...........................................................................................          27
    7.5. No Knowledge of Material Adverse Events.................................................................          27
    7.6. No Plans to Terminate Employees.........................................................................          27

8. Covenants of Buyer............................................................................................          27
    8.1. Confidentiality.........................................................................................          28
    8.2. No Additional Representations...........................................................................          28
    8.3. Change of Name; No Use of Logo..........................................................................          28
    8.4. PriceWaterhouse Coopers.................................................................................          28
    8.5. Phase II................................................................................................          28
    8.6. Deed Restriction........................................................................................          29

9. Mutual Covenants..............................................................................................          29
    9.1. Publicity...............................................................................................          29

                                                                    CONFIDENTIAL

    9.2. Best Efforts; Further Assurances........................................................................          29
    9.3. Records.................................................................................................          29
    9.4. Cisco...................................................................................................          30

10. Employee and Related Matters.................................................................................          31
    10.1. Employment.............................................................................................          31
    10.2. Severance Protection...................................................................................          32
    10.3. Cooperation............................................................................................          32
    10.4. Savings Plan...........................................................................................          32
    10.5. Employee Welfare Plans.................................................................................          32
    10.6. Severance and WARN Act Liability.......................................................................          33
    10.7. Health Care Continuation Coverage......................................................................          33
    10.8. Worker's Compensation..................................................................................          34
    10.9. No Assumption of Plans.................................................................................          34

11. Indemnification..............................................................................................          34
    11.1. Indemnification by Seller..............................................................................          34
    11.2. Indemnification by Buyer...............................................................................          35
    11.3. Losses Net of Insurance, etc...........................................................................          36
    11.4. Termination of Indemnification.........................................................................          36
    11.5. Procedures Relating to Indemnification (Other than for Tax Claims).....................................          36
    11.6. Procedures Relating to Indemnification of Tax Claims...................................................          37
    11.7. Procedures Relating to Indemnification of Environmental Claims. .......................................          38

12. Tax Matters..................................................................................................          41
    12.1. Returns................................................................................................          41
    12.2. Cooperation............................................................................................          42
    12.3. Refunds................................................................................................          42
    12.4. Tax Sharing............................................................................................          43

13. Assignment...................................................................................................          43

14. No Third-Party Beneficiaries.................................................................................          43

15. Termination..................................................................................................          43
    15.1. Events.................................................................................................          43
    15.2. Notice.................................................................................................          44
    15.3. Surviving Provisions...................................................................................          44

16. Survival of Representations..................................................................................          44

17. Expenses.....................................................................................................          44

18. Attorney Fees................................................................................................          44

19. Amendments...................................................................................................          45

20. Notices......................................................................................................          45

21. Interpretation...............................................................................................          45

22. Counterparts.................................................................................................          45

                                                                    CONFIDENTIAL

23. Entire Agreement.............................................................................................          45

24. Fees.........................................................................................................          46

25. Severability.................................................................................................          46

26. Consent to Jurisdiction......................................................................................          46

27. GOVERNING LAW................................................................................................          46

28. Confidentiality Agreements with Third Parties................................................................          47

29. Seller Disclosure Schedules..................................................................................          47


EXHIBITS:

A        Guaranty Agreement
B        Transition Services Agreement
C        Cross License and Transfer Agreement
D        Deed Restriction

                                                                    CONFIDENTIAL

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 24 2002, between TTM Technologies, Inc., a Washington corporation ("Buyer"), and Honeywell Electronic Materials, Inc., a Washington corporation ("Seller").

                                   WITNESSETH:

WHEREAS, Seller is the record and beneficial owner of the Shares and desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, upon terms and subject to the conditions hereinafter set forth; and

WHEREAS, as an inducement to Buyer to purchase the Shares, Honeywell International Inc., a Delaware corporation ("Honeywell"), the ultimate parent corporation of Seller, has agreed to enter into a Guaranty Agreement of even date herewith with Buyer in form and substance as set forth in Exhibit A hereto (the "Guaranty Agreement"); The parties hereto agree as follows:

         1. PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Shares at Closing. The purchase price for the Shares (the "Purchase Price") is $1.00 in cash.

         2. DEFINITIONS.

                  2.1. "ADJUSTMENT AMOUNT" has the meaning found in Section
         3.1.3 below.

                  2.2. "AFFILIATE" means, as to any specified Person, any other Person, which, directly or indirectly, at the time such determination is being made, controls, is controlled by or is under common control with, such specified Person.

                  2.3. "AFFILIATED GROUP" has the meaning found in Section 5.8 below.

                  2.4. "AGREEMENT" has the meaning found in the preamble, above.

                  2.5. "ANCILLARY DOCUMENTS" means, collectively, (1) the Seller Disclosure Schedule; (2) the Buyer Disclosure Schedule; (3) the Guaranty Agreement; (4) the Transition Services Agreement; (5) the Cross License and Transfer Agreement; (6) the certificate delivered by Seller pursuant to Section 4.1.1 below; (7) the certificate delivered by Buyer pursuant to Section 4.2.1 below; and (8) the Deed Restriction.

                  2.6. "BALANCE SHEET" has the meaning found in Section 5.6.1 below.

                                                                    CONFIDENTIAL

                  2.7. "BALANCE SHEET DATE" has the meaning found in Section
         5.6.1 below.

                  2.8. "BANKED LIABILITY" has the meaning found in Section 2.65 below.

                  2.9. "BENEFIT PLANS" means employee benefit plans (as defined in Section 3(3) of ERISA), programs and arrangements providing disability benefits, supplemental unemployment benefits, vacation benefits, severance benefits, retirement benefits, life, health, retiree life, retiree health, accident benefits (including, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits), or providing for bonuses, profit-sharing bonuses, stock options, stock purchases, restricted stock, stock appreciation rights or other forms of incentive compensation, maintained or contributed to or sponsored by, or with respect to which any liability may be imposed upon, the Company with respect to any Employees or Former Employees (or their spouses, dependents or beneficiaries), whether or not such plans, programs and arrangements are written or oral.

                  2.10. "BENEFIT TRANSITION DATE" means (1) the Closing Date; or
         (2) such later date as defined and agreed to in the Transition Services Agreement for each specific administrative service or Benefit Plan.

                  2.11. "BUSINESS DAY" means any day on which banks located in New York, New York are open for the purpose of conducting commercial banking business.

                  2.12. "BUYER" has the meaning found in the preamble, above.

                  2.13. "BUYER DISCLOSURE SCHEDULE" means the disclosure schedule of Buyer delivered to Seller simultaneously with the execution and delivery hereof.

                  2.14. "BUYER'S 401(K) PLANS" has the meaning found in Section
         10.4 below.

                  2.15. "CHANGE IN CONTROL" shall mean, with respect to Buyer or the Company, either (i) the sale or transfer of all or substantially all of the Buyer's or the Company's assets to any Person or group (as defined in Section 12(d)(3) of the Exchange Act), of Persons (other than a Subsidiary), (ii) the acquisition of the Buyer or the Company by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganizations, merger or consolidations, whether of the Buyer or the Company with or into any other Person or Persons, but excluding (x) any merger effected exclusively for changing the domicile of the Buyer or the Company or
         (y) any consolidation or merger following which holders of equity securities outstanding immediately prior to such merger or consolidation hold more than fifty percent (50%) of the equity securities of the entity surviving such consolidation or merger or an entity

                                                                    CONFIDENTIAL
         controlling such surviving entity after such consolidation or merger); or (iii) a transaction or series of transactions in which a Person or group of Persons acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the voting power of the Buyer.

                  2.16. "CHIPPEWA FALLS PROPERTY" has the meaning found in
         Section 8.6 below.

                  2.17. "CISCO" has the meaning found in Section 9.4 below.

                  2.18. "CISCO SETTLEMENT AGREEMENT" has the meaning found in
         Section 9.4 below.

                  2.19. "CLAIMS" means lawsuits, claims, proceedings, investigations or orders issued by any Governmental Authority.

                  2.20. "CLOSING" has the meaning found in Section 3 below.

                  2.21. "CLOSING DATE" has the meaning found in Section 3 below.

                  2.22. "CLOSING DATE NET WORKING CAPITAL" means, as of the Closing Date, the Company's accounts receivable plus inventory (assuming the net value of maintenance spares is zero) minus the Company's accounts payable as calculated in accordance with the management accounts maintained in the ordinary course prior to the Closing Date.

                  2.23. "CODE" means the Internal Revenue Code of 1986, as amended.

                  2.24. "COMPANY" means Honeywell Advanced Circuits, Inc., a Minnesota corporation.

                  2.25. "COMPANY PROPERTY" has the meaning found in Section 5.10 below.

                  2.26. "COMMON STOCK" means the common stock, par value $.10 per share, of the Company.

                  2.27. "CONFIDENTIALITY AGREEMENT" means the Mutual Nondisclosure Agreement, dated April 29, 2002, by and between Buyer and Honeywell.

                  2.28. "CONTRACTS" has the meaning found in Section 5.12 below.

                  2.29. "CROSS LICENSE AND TRANSFER AGREEMENT" has the meaning found in Section 4.1.6 below.

                  2.30. "EMPLOYEES" has the meaning found in Section 10 below.

                                                                    CONFIDENTIAL

                  2.31. "EMPLOYEE SALES BONUS" has the meaning found in Section
         2.65 below.

                  2.32. "ENVIRONMENTAL CLAIM" has the meaning found in Section
         11.7.1 below.

                  2.33. "ENVIRONMENTAL LAWS" means Federal, state, local or foreign statutes, laws, ordinances, rules, orders and regulations relating to the protection of the environment, as currently in effect.

                  2.34. "ENVIRONMENTAL PERMITS" means licenses, permits, authorizations and approvals required under Environmental Laws.

                  2.35. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  2.36. "ERISA AFFILIATE" has the meaning found in Section
         5.15.4 below.

                  2.37. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934.

                  2.38. "FINANCIAL STATEMENTS" has the meaning found in Section
         5.6.1 below.

                  2.39. "FORMER EMPLOYEES" has the meaning found in Section 10 below.

                  2.40. "GOVERNMENTAL AUTHORITY" means any court, government (Federal, state or local), department, commission, board, agency, bureau, official or other regulatory, administrative or governmental authority, domestic or foreign.

                  2.41. "GUARANTY AGREEMENT" has the meaning found in the preamble above.

                  2.42. "GUST" as described and used in Section 5.15.10 below, means, collectively, (1) the General Agreement on Tariffs and Trade, as amended; (2) the Uniformed Services Employment and Reemployment Rights Act, as amended; (3) the Small Business Job Protection Act, as amended; and (4) the Tax Reform Act of 1997, as amended.

                  2.43. "HIPI" has the meaning found in Section 4.1.6 below.

                  2.44. "HONEYWELL" has the meaning found in the preamble above.

                  2.45. "INDEMNIFIED PARTY" has the meaning found in Section
         11.5 below.

                                                                    CONFIDENTIAL

                  2.46. "INDEMNIFYING PARTY" has the meaning found in Section
         11.5 below.

                  2.47. "LEASED PROPERTY" has the meaning found in Section 5.10 below.

                  2.48. "LEAVE EMPLOYEES" has the meaning found in Section 10.1 below.

                  2.49. "LIENS" means liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

                  2.50. "MATERIAL ADVERSE EFFECT" means an adverse effect on the business, assets or results of operation of the Company taken as a whole, excluding (1) any effect generally applicable to the economy or the industry in which the Company conducts its business or (2) changes in the Company's employee population arising from or related to this Agreement or the transactions contemplated today.

                  2.51. "OWNED PROPERTY" has the meaning found in Section 5.10 below.

                  2.52. "PBGC" means the Pension Benefit Guaranty Corporation.

                  2.53. "PERMITTED LIENS" means (1) Liens disclosed in Section
         5.9 of the Seller Disclosure Schedule; (2) Liens disclosed on the Balance Sheet and Liens arising in the ordinary course since the Balance Sheet Date; (3) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business; (4) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (5) Liens for Taxes which are not due and payable or which may thereafter be paid without penalty; and (6) other Liens which would not have a Material Adverse Effect.

                  2.54. "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  2.55. "PRE-CLOSING DIVIDEND" means a dividend that may be paid by the Company to Seller on or before Closing consisting of (1) cash equal to the Company's cash balance; plus (2) the Company's 12.375% ownership interest in American Tax Credit Corporate Fund, L.P.; plus
         (3) those assets of the Company, including without limitation owned real property, leased real property and equipment which are described in Section 2.55 of the Seller Disclosure Schedule.

                  2.56. "PURCHASE PRICE" has the meaning found in Section 1 above.

                                                                    CONFIDENTIAL

                  2.57. "RECORDS" means agreements, documents, books, records and files.

                  2.58. "RIGHTS" means patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyright registrations, know-how and other proprietary information.

                  2.59. "SAVINGS PLAN COMMENCEMENT DATE" has the meaning found in Section 10.4 below.

                  2.60. "SELLER" has the meaning found in the preamble above.

                  2.61. "SELLER DISCLOSURE SCHEDULE" means the disclosure schedule of Seller delivered to Buyer simultaneously with the execution and delivery hereof.

                  2.62. "SELLER'S 401(K) PLAN" has the meaning found in Section
         10.4 below.

                  2.63. "SELLER'S KNOWLEDGE" has the meaning found in Section 21 below.

                  2.64. "SHARES" means 100 shares of Common Stock.

                  2.65. "SPECIFIED LIABILITIES" means:

                  (1) (a) all liabilities for income Taxes of the Company for any period ending on or prior to the Closing Date, and (b) all liabilities of the Company as a result of the applicability of Treas. Reg. Section 1.1502-6 or otherwise for Taxes of the Seller, the Company or any other corporation that is now or was affiliated with the Seller or the Company on or prior to the Closing Date;

                  (2) all liabilities and obligations of the Company and its affiliates existing on or prior to the Closing Date (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles) except (a) the liabilities reflected on the Balance Sheet, other than accruals for (A) "banked" vacation time owed to employees of the Company in the amount set forth in account #25412 of the Company's balance sheet as of the Closing Date ("Banked Liability") and (B) sales bonuses to the extent earned on or prior to December 31, 2002 ("Employee Sales Bonus"), it being understood the liabilities described in the foregoing clauses (A) and (B) will remain the obligations of Seller and the Seller will pay such liabilities on a timely basis, (b) trade payables and accrued expenses incurred by the Company in the ordinary course of business since the Balance Sheet Date, (c) executory contract obligations under (i) agreements listed on the Seller Disclosure Schedule, and (ii) Company agreements not required to be listed on

                                                                    CONFIDENTIAL
         the Seller Disclosure Schedule, and (d) the liabilities expressly set forth in Section 2.65 of the Seller Disclosure Schedule; and

                  (c) any liability arising under or relating to the leases for the properties located at 1632 Terrace Drive, Roseville, Minnesota and 560 - 16th Avenue So., Hopkins, Minnesota, it being understood that the Seller will use reasonable efforts to have such leases assigned to the Seller as promptly as practicable after the Closing Date;

it being expressly acknowledged and agreed that Specified Liabilities will include all liabilities of the Company accrued on or prior to Closing under or with respect to (1) the Company's Benefit Plans; (2) violations of law; (3) product liability claims pertaining to products manufactured prior to the Closing Date; (4) defaults taking place before the Closing Date under Company agreements; (5) obligations owed to Affiliates of the Company; and (6) Company litigation or similar proceedings pending or threatened as of the Closing Date, in each case whether or not described on the Seller Disclosure Schedule.

                  2.66. "STRADDLE PERIOD" has the meaning found in Section 11.6 below.

                  2.67. "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  2.68. "TAX" or "Taxes" means all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts.

                  2.69. "TAX CLAIM" has the meaning found in Section 11.6 below.

                  2.70. "TAX LOSSES" has the meaning found in Section 11.1 below.

                  2.71. "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

                  2.72. "THIRD PARTY CLAIM" has the meaning found in Section
         11.5 below.

                  2.73. "TRANSFERRED EMPLOYEES" has the meaning found in Section
         10.1 below.

                  2.74. "TRANSITION SERVICES AGREEMENT" has the meaning found in
         Section 4.1.5 below.

                  2.75. "WARN ACT" means the Worker Adjustment and Retraining Notification Act, as amended.

                                                                    CONFIDENTIAL

                  2.76. "WORKING CAPITAL REQUIREMENT" means $13,900,000.

         3. CLOSING. The completion ("Closing") of the purchase and sale of the Shares hereunder will take place at the offices of the Company, 234 Cashman Drive, Chippewa Falls, Wisconsin, as soon as possible, but in no event later than December 26, 2002, after satisfaction of the conditions set forth in
Section 4.1 below, or at such other time or place as Buyer and Seller may agree (the "Closing Date").

                  3.1. TRANSACTIONS AT CLOSING. At Closing:

                           3.1.1. CASH. Buyer will deliver to Seller $1.00 in
                  cash.

                           3.1.2. CERTIFICATES. Seller will deliver to Buyer one
                  or more certificates for the Shares, duly endorsed or accompanied by stock powers duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

                           3.1.3. CLOSING DATE NET WORKING CAPITAL ADJUSTMENT.
                  As soon as reasonably practicable and not more than thirty
                  (30) days following the Closing Date, Buyer shall cause to be prepared and delivered to Seller a calculation of the Closing Date Net Working Capital. Upon delivery of the calculation of the Closing Date Net Working Capital, the Buyer will provide Seller access to Buyer's records to the extent reasonably related to Buyer's evaluation of the calculation of the Closing Date Net Working Capital. If the Seller is in agreement with the Buyer's calculation of the Closing Date Net Working Capital and the Closing Date Net Working Capital is less than the Working Capital Requirement (the amount of such difference, the "Adjustment Amount"), the Seller will, as promptly as practicable, pay to Buyer an amount of cash equal to the Adjustment Amount. In the event of any disagreement regarding the Closing Date Net Working Capital, Buyer and Seller will use commercially reasonable efforts for period of twenty (20) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Closing Date Net Working Capital. If, at the end of such period, they are unable to resolve such disagreements, then an independent accounting firm of recognized national standing mutually selected by the Buyer and Seller shall resolve any remaining disagreements within thirty (30) days after such accounting firm is engaged by the Buyer and Seller. Once the auditor has made a determination regarding the calculation of the Closing Date Net Working Capital, the Seller will, as promptly as practicable, pay to Buyer in cash the Adjustment Amount, if any. Buyer hereby waives any right to disagree or object to the reserve for doubtful accounts and excess inventory maintained by Seller as of the Closing Date. For purposes of the preceding sentence, Buyer agrees and acknowledges that the amount of


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                                                                    CONFIDENTIAL
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                  the reserve for doubtful accounts and excess inventory
                  maintained by Seller as of the Closing Date is equal to $311,519 and $4,583,430, respectively.

         4. CONDITIONS TO CLOSING.

                  4.1. BUYER'S OBLIGATION. The obligation of Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by Buyer) at Closing of the following conditions:

                           4.1.1. REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of Seller made in this Agreement, qualified as to materiality, will be true and correct at Closing, and those not so qualified will be true and correct in all material respects at Closing, in each case as though made on and as of the Closing Date, and Seller will have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by Closing; and Seller will have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

                           4.1.2. NO ACTION. No action, suit or other proceeding
                  by any Person will be pending or threatened which seeks to restrain or prohibit the purchase and sale of the Shares, the Closing or the consummation of the transactions contemplated hereby or seeking material damages against Buyer or the Company as a result of the consummation of such transactions.

                           4.1.3. NO ORDER. No injunction or order of any court
                  or administrative agency of competent jurisdiction will be in effect at Closing that restrains or prohibits the purchase and sale of the Shares.

                           4.1.4. GUARANTY AGREEMENT. Honeywell will have
                  delivered an executed Guaranty Agreement.

                           4.1.5. TRANSITION SERVICES AGREEMENT. Seller will
                  have delivered an executed agreement covering transitional services to be provided by or to Buyer, the Company and/or their Affiliates after Closing, substantially in the form of Exhibit B (the "Transition Services Agreement").

                           4.1.6. CROSS LICENSE AND TRANSFER AGREEMENT. Seller
                  will have delivered an executed agreement in respect of (1) the transfer of certain intellectual property from the Company to Honeywell Intellectual Properties, Inc. ("HIPI"); (2) the license of certain intellectual property by HIPI to the Company; and (3) the license of certain intellectual property

                                       9

                                                                    CONFIDENTIAL
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                  by the Company to HIPI, substantially in the form of Exhibit C
                  (the "Cross License and Transfer Agreement").

                           4.1.7. CORPORATE DOCUMENTS. Buyer will have received
                  all documents it may reasonably request relating to the existence of Seller, the Company and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

                           4.1.8. CONSENTS. Buyer will have received written
                  evidence, in form and substance reasonably satisfactory to Buyer, of the consents described in Section 4.1.8 of the Seller Disclosure Schedule.

                           4.1.9. FINANCIAL STATEMENTS. Buyer will have received
                  the Financial Statements and the consent of PriceWaterhouse Coopers to include the Financial Statements in Buyer's current report on Form 8-K; provided, however, that Buyer shall be deemed to have waived this condition if Buyer's failure to receive such consent is due to its failure to pay any amounts due to PriceWaterhouse Coopers (subject to a maximum amount of Ten Thousand Dollars ($10,000)), pursuant to Section 8.4 below.

                           4.1.10. MATERIAL ADVERSE EFFECT. Since the Balance
                  Sheet Date and up to and including the Closing, there will not have been any event, circumstance, change or effect that, individually or in the aggregate, had or could reasonably be expected to have a Material Adverse Effect.

                  4.2. SELLER'S OBLIGATION. The obligation of Seller to sell and deliver the Shares to Buyer is subject to the satisfaction (or waiver by Seller) at Closing of the following conditions:

                           4.2.1. REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of Buyer made in this Agreement, qualified as to materiality, will be true and correct at Closing, and those not so qualified will be true and correct in all material respects at Closing, in each case as though made on and as of the Closing Date, and Buyer will have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by Closing; and Buyer will have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

                           4.2.2. NO ACTION. No action, suit or other proceeding
                  by any Person will be pending or threatened which seeks to restrain or prohibit the purchase and sale of the Shares, the Closing or the consummation of the transactions contemplated hereby or seeking material damages


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                                                                    CONFIDENTIAL
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                  against Seller or the Company as a result of the consummation of such transactions.

                           4.2.3. NO ORDER. No injunction or order of any court
                  or administrative agency or instrumentality will be in effect at Closing that restrains or prohibits the purchase and sale of the Shares.

                           4.2.4. GUARANTY AGREEMENT. Buyer will have delivered
                  an executed Guaranty Agreement.

                           4.2.5. TRANSITION SERVICES AGREEMENT. Buyer will have
                  delivered an executed Transition Services Agreement.

                           4.2.6. CROSS LICENSE AND TRANSFER AGREEMENT. Buyer
                  will have delivered an executed Cross License and Transfer Agreement.

                           4.2.7. CORPORATE DOCUMENTS. Seller will have received
                  all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.

         5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that the following statements are true and correct:

                  5.1. AUTHORITY. Seller is a corporation duly organized and validly existing under the laws of Washington. Seller has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and constitutes, and each of the Ancillary Agreements when executed will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Except as set forth in Section 5.1 of the Seller Disclosure Schedule, the execution and delivery of this Agreement and each of the Ancillary Agreements does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company (including without limitation any Rights of the Company) under, any provision of (1) the Washington Business Corporation Act; (2) the certificate of incorporation or by-

                                                                    CONFIDENTIAL
         laws or comparable organizational documents of Seller or the Company;
         (3) any material note, bond, mortgage, indenture, deed of trust, license (including with out limitation any license agreement pertaining to Rights), lease, contract, commitment, agreement or arrangement to which Seller or the Company is a party or by which any of their respective properties or assets are bound; or (4) any judgment, order or decree, or material statute, law, ordinance, rule or regulation applicable to Seller or to the Company or to the property or assets of Seller or of the Company; other than, in the case of clause (3) above, any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Section 5.1 of the Seller Disclosure Schedule, no material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required to be obtained or made by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than (a) compliance with and filings under the competition laws of any jurisdiction outside of the United States, if applicable; (b) compliance with and filings under various state environmental laws; and (c) those that may be required solely by reason of Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby.

                  5.2. SHARES. Seller has good and valid title to the Shares free and clear of any Liens. Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Buyer at Closing of certificates representing the Shares, duly endorsed for transfer to, and upon Seller's receipt of the Purchase Price, good and valid title to the Shares will pass to Buyer, free and clear of any Liens other than those arising from acts of Buyer or its Affiliates. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

                  5.3. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized and validly existing under the laws of the state of Minnesota. The Company has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its businesses as presently conducted, except such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect. The Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify, individually or

                                                                    CONFIDENTIAL
         in the aggregate, would not have a Material Adverse Effect. Seller has made available to Buyer true and complete copies of its certificate of incorporation and by-laws, each as in effect on the date hereof, of the Company.

                  5.4. CAPITAL STOCK. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 100, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Seller is the registered holder of the Shares. The Shares have not been issued in violation of, and none of the Shares is subject to, any preemptive or subscription rights. Except as set forth above, there are no shares of capital stock or other equity securities of the Company outstanding. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Seller nor the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, and there are not any equity securities of the Company reserved for issuance for any purpose. The Company does not have any Subsidiaries.

                  5.5. EQUITY INTERESTS. The Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity.

                  5.6. FINANCIAL STATEMENTS.

                           5.6.1. PREPARATION. Section 5.6 of the Seller
                  Disclosure Schedule sets forth the audited balance sheets of the Company as of September 30, 2002 (the "Balance Sheet"; the "Balance Sheet Date") and December 31, 2001, respectively, and the related audited statements of income, shareholders' equity and cash flows for the nine-month period ended September 30, 2002 and the twelve-month periods ended December 31, 2001 and December 31, 2000, together with the notes to such financial statements (such financial statements and notes, collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with U.S. generally-accepted accounting principles consistently applied and on that basis fairly present in all material respects the financial condition and the results of operations of the Company as of and for the periods indicated.

                           5.6.2. UNDISCLOSED LIABILITIES. To Seller's
                  knowledge, the Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (1) to the extent disclosed, reflected or reserved against in the Balance Sheet and the notes thereto; (2) for items disclosed in the Seller Disclosure Schedule; (3) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance

                                                                    CONFIDENTIAL

                  Sheet Date and not in violation of this Agreement; (4) for Taxes; and (5) other liabilities which do not, individually or in the aggregate, have a Material Adverse Effect.

                  5.7. TRANSACTIONS WITH AFFILIATES. Except as set forth in the notes to the Financial Statements or Sections 5.7 or 5.21 of the Seller Disclosure Schedule, the Company does not have any outstanding contract or agreement with Seller or any of its Affiliates that will continue in effect subsequent to Closing.

                  5.8. TAXES. The Company, and any affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member (an "Affiliated Group"), has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign tax laws. As of the time of filing, such returns, reports and forms were accurate and complete in all material respects. All Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof. No material tax liens have been filed and no material claims are being asserted in writing with respect to any Taxes.

                           5.8.1. WITHHOLDS. The Company has withheld and paid
                  all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                           5.8.2. AFFILIATED GROUPS. Except for the Affiliated
                  Group of which the Seller is a member, the Company (1) has not been a member of an Affiliated Group filing a consolidated Federal income Tax Return; and (2) has no liability for the Taxes of any Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                           5.8.3. PERIOD SHIFT. The Company will not be required
                  to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign tax law.

                           5.8.4. TAX PARTNERSHIPS. Except as set forth in
                  Section 5.8.4 of the Seller Disclosure Schedule, the Company is not a party to any joint

                                                                    CONFIDENTIAL
                  venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income tax purposes.

                           5.8.5. LEVERAGED LEASE TRANSACTIONS. Except as set
                  forth in Section 5.8.5 of the Seller Disclosure Schedule, the Company has not entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

                           5.8.6. SECTION 338. Neither the Seller nor the
                  Company has taken any action or will take any action that could result in a deemed election under Section 338 of the Code with respect to the Company.

                           5.8.7. REAL PROPERTY HOLDING CORPORATION. The Company
                  has never been a real property holding corporation within the meaning of Section 897(c) of the Code.

                           5.8.8. TAX BASIS IN ASSETS. Section 5.8.8 of the
                  Seller Disclosure Schedule sets forth, as of the most recent date practicable, the basis of the Company in its assets and the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, tax credits and tax credit carryovers.

                  5.9. ASSETS OTHER THAN REAL PROPERTY INTERESTS. The Company has good and valid title or a valid leasehold interest to all material assets reflected on the Balance Sheet or thereafter acquired, except those since sold or otherwise disposed of in the ordinary course of business consistent with past practice, in each case free and clear of all Liens except Permitted Liens. All the material tangible personal property of the Company has been maintained in all material respects in accordance with past practice of the Company. This Section 5.9 does not relate to real property or interests in real property, such items being the subject of Section 5.10 below.

                  5.10. TITLE TO REAL PROPERTY. Section 5.10 of the Seller Disclosure Schedule sets forth a complete list of all real property and interests in real property owned in fee by the Company (individually, an "Owned Property"). Section 5.10 of the Seller Disclosure Schedule also sets forth a complete list of all real property and interests in real property leased by the Company (individually, a "Leased Property"). The Company has (1) good and insurable fee title to all Owned Property; and (2) valid leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein individually as a "Company Property" and collectively as "Company Properties"), in each case free and clear of all Liens, mortgages, easements, covenants, rights-of-

                                                                    CONFIDENTIAL
         way, zoning restrictions and other similar restrictions of any nature whatsoever, except (a) Permitted Liens; (b) (i) easements, covenants, rights-of-way, zoning restrictions and other similar restrictions of record, and (ii) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property, none of which items set forth in clauses (b)(i) and (b)(ii), individually or in the aggregate, materially impair the continued use and operation of the Company Property to which they relate in the business of the Company, taken as a whole, as currently conducted; and (c) (i) zoning, building and other similar restrictions, (ii) Liens or mortgages that have been placed by any developer, landlord or other third party on property over which the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (iii) unrecorded easements, covenants, rights-of-way, or other similar restrictions, none of which items set forth in clauses (c)(i), (c)(ii) and (c)(iii), individually or in the aggregate, materially impair the continued use and operation of the Company Property to which they relate in the business of the Company, taken as a whole, as currently conducted.

                  5.11. INTELLECTUAL PROPERTY. Section 5.11 of the Seller Disclosure Schedule sets forth a true and complete list of all patents, trademarks (registered or unregistered), trade names, copyright registrations, mask work registrations and applications therefor now used or presently proposed to be used in the conduct of the business of the Company, excluding computer software which is widely available. Except as set forth in such section, (1) the Company, to Seller's knowledge, owns all right, title and interest in and to, free and clear of all encumbrances, or possess adequate licenses or other valid rights to use, all Rights necessary to the conduct of its business as presently being conducted, except where the failure to have such licenses or rights would not have a Material Adverse Effect; (2) the Company has not licensed any Rights to any third party except pursuant to (a) the Cross License and Transfer Agreement, and (b) that certain License and Co-Development Agreement, dated effective as of May 22, 2002, between the Company, Honeywell Intellectual Properties Inc. and Samsung Electro-Mechanics Co., Ltd.; (3) the validity of such Rights and the title thereto of the Company has not been questioned in any litigation to which the Company is a party, nor is any such litigation threatened, nor have any claims to such effect been made to the Company; (4) to Seller's knowledge, the conduct of the business of the Company as now conducted does not and will not conflict with Rights of others in any way which is material; and (5) no proceedings are pending against the Company nor, to Seller's knowledge, are any proceedings threatened against the Company alleging any violation of Rights of any third party. Seller does not know of (a) any use that has heretofore been or is now being made of any Rights owned by the Company, except by the Company or by an entity duly licensed by it to use the same; or (b) any material infringement of any Right owned by or licensed by or to the Company. Closing and the consummation of the transactions contemplated hereby will not alter or impair the rights and interests of the Company in any of the items listed in Section 5.11 of the Seller Disclosure Schedule.

                                                                    CONFIDENTIAL

                  5.12. CONTRACTS. Except as described in Section 5.12 of the Seller Disclosure Schedule, the Company is not a party to or bound by any:

                  (1) employment agreement or employment contract that has, or could reasonably be expected to have, an aggregate future liability in excess of $100,000;

                  (2) collective bargaining agreement or other contract with any labor union covering Employees;

                  (3) covenant not to compete;

                  (4) agreement or contract with any officer or director of the Company or any other Employee or Former Employee (other than employment agreements covered by clause (1) above);

                  (5) lease or similar agreement under which the Company is a lessor or sublessor of, or makes available for use by any third party, any Owned Property or Leased Property;

                  (6) (a) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), (b) management, service, consulting or other similar type of contract, or (c) advertising agreement or contract, in any such case which has, or could reasonably be expected to have, an aggregate future liability in excess of $100,000;

                  (7) material license or other agreement relating in whole or in part to patents, trademarks, trade names, service marks or copyrights (including any license or other agreement under which the Company has the right to use any of the same owned or held by a third party);

                  (8) agreement or contract under which the Company has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed (including without limitation through so-called take-or-pay or keep well agreements) indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness, except as set forth in Sections 5.7 and 5.21 of the Seller Disclosure Schedule;

                  (9) agreement or contract under which any other Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company (other than endorsements for the purpose of collection in the ordinary course of business);

                  (10) mortgage, pledge, security agreement, deed of trust or other document granting a Lien (including without limitation Liens upon any Company Property or any properties acquired under conditional sales, capital leases or other title retention or security devices other than any original purchase price conditional sales contracts or equipment leases entered into in the ordinary course of business); or

                  (11) other agreement, contract, lease, license, commitment or instrument (a) to which the Company is a party, (b) by or to which it, its assets or its business is bound or subject, and (c) which has an aggregate future liability in excess of $100,000.

Each agreement, contract, lease, license, commitment or instrument of the Company described in Section 5.12 of the Seller Disclosure Schedule (collectively, the "Contracts") is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, fraudulent transfer, moratorium, insolvency and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (whether considered in a proceeding in equity or at law). Each of Seller and the Company has performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to Seller's knowledge, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

                  5.13. LITIGATION; DECREES. Except as listed in Section 5.13 to the Seller Disclosure Schedule, there is no action, suit, investigation or proceeding against, or to the knowledge of Seller, threatened against or affecting, Seller or the Company or any of their respective properties before any court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                  5.14. INSURANCE. Seller or the Company maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in Seller's judgment, reasonable for the business and assets of the Company and will continue such insurance in effect through Closing. The insurance policies currently maintained with respect to the Company are listed in Section 5.14 of the Seller Disclosure Schedule.

                  5.15. EMPLOYEE BENEFITS.

                        5.15.1. PLANS. Section 5.15.1 of the Seller Disclosure
            Schedule lists all Benefit Plans. Seller has made available to Buyer a complete and accurate copy of each material document prepared in connection with each Benefit Plan including (1) a copy of each trust or other funding arrangement; (2) the most recently distributed summary plan description and summary of material modifications; (3) the most recently filed IRS

            Form 5500; (4) the most recently received IRS determination letter for each Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA; and (5) the most recently prepared actuarial report and financial statements.

                        5.15.2. MODIFICATIONS. Neither the Seller nor the
            Company has made any legally binding commitment to amend or to modify any Benefit Plan in any material respect or to create any additional Benefit Plans.

                        5.15.3. COMPLIANCE. The Benefit Plans comply in all
            material respects with, and have been administered in accordance with, applicable requirements of ERISA, the Code and other applicable law, regulations and rulings.

                        5.15.4. PBGC LIABILITY. No liability to the PBGC, or to
            any other Person under Title IV of ERISA or under the Code, has been incurred, or is reasonably expected to be incurred, by Seller or any entity that is or has been at any time aggregated with the Seller within the meaning of Section 414(b) or 414(c) of the Code or
            Section 4001(a)(14) or 4001(b)(1) of ERISA (an "ERISA Affiliate") with respect to any Benefit Plan other than premium payments pursuant to Sections 4006 and 4007 of ERISA.

                        5.15.5. PENALTIES. To Seller's knowledge, there has been
            no transaction with respect to any Benefit Plan which has or could result in the imposition of any tax or penalty imposed by ERISA or the Code, including without limitation any tax imposed under Section 4975 of the Code or Part 5 Subtitle B of Title I of ERISA. To Seller's knowledge, neither Seller nor any ERISA Affiliate has engaged in, nor is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(c) of ERISA and the PBGC regulations under such section) with respect to any Benefit Plan. Seller has not made any filing with the PBGC, and no proceeding has been commenced or threatened by the PBGC, to terminate any Benefit Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Benefit Plan by the PBGC. To Seller's knowledge, neither Seller nor any ERISA Affiliate has at any time (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; or (3) ceased making contributions on or before the Closing Date to any Benefit Plan subject to Section 4064(a) of ERISA to which Seller or ERISA Affiliates have made contributions during the six years prior to the Closing Date.

                        5.15.6. MULTI-EMPLOYER PLANS. None of the Benefit Plans
            is a multi-employer plan within the meaning of Section 3(37)(A) of ERISA.

                        5.15.7. GROUP HEALTH PLANS. Each Benefit Plan which is a
            group health plan (as such term is defined in Section 607 of ERISA) complies with and has complied in all material respects with the applicable requirements of Part 6 Subtitle B of Title I of ERISA.

                        5.15.8. COMPLAINTS. No suit, action, litigation, claim,
            complaint, charge, proceeding, hearing, investigation or demand (excluding claims for benefits incurred in the ordinary course of plan activities) has been or is expected to be brought against or with respect to any Benefit Plans, and to Seller's knowledge there are no facts or circumstances which could give rise to or which could be expected to give rise to any such suit, action, litigation, claim, complaint, charge, proceeding, hearing, investigation or demand.

                        5.15.9. PAYMENTS. All payments, premiums, reimbursements
            or accruals relating to each Benefit Plan, for all periods ending prior to or as of the Closing Date, whether or not yet due, will have been timely made or properly accrued as of the Closing Date by the Company. All required or recommended contributions relating to each Benefit Plan that is subject to the funding requirements of
            Section 412 of the Code and Section 302 of ERISA, and for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code), will have been timely made or properly accrued as of the Closing Date by the Company. No Benefit Plan has incurred any "accumulated funding deficiency," as such term is defined in such Section 412 of the Code and Section 302 of ERISA, whether or not waived.

                        5.15.10. QUALIFICATION. Each of the Benefit Plans which
            is intended to be "qualified" within the meaning of Section 401 of the Code has received a favorable determination letter from the IRS and has or will, within the applicable remedial amendment period, be amended to comply with the applicable Federal laws, known by the acronym "GUST" (as defined in Section 2.42 above), and submitted to the IRS for a favorable determination letter with respect to such GUST changes, and no events have occurred and no conditions exist which would reasonably be expected to result in the revocation of any such determination letter or could adversely affect the tax-qualified status of any such Benefit Plan.

                        5.15.11. CHANGE IN CONTROL. No Benefit Plan obligates
            the Company to pay separation, severance, termination or other benefits or compensation as a result of, or that are contingent upon, any transaction contemplated by this Agreement or the occurrence of a "change in control," which payment would constitute a "parachute payment," as such term is defined in Section 280G of the Code.

                        5.15.12. COMPANY LIABILITY. Except as set forth Section
            5.15.12 of the Seller Disclosure Schedule, the Company has no liability or potential liability with respect to any welfare benefit plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated Employees or Former Employees (or their spouses or dependents), other than in accordance with COBRA.

                        5.15.13. CONTRIBUTIONS. Neither the Company, Seller nor
            any ERISA Affiliate contributes to, has any obligation to contribute to or has any liability (including any withdrawal liability (within the meaning of Subtitle E of Title IV of ERISA)) under or with respect to any multi-employer plan (as defined in Section 3(37)(A) of ERISA).

                        5.15.14. UNDERFUNDED PLANS. No Benefit Plan which is a
            defined benefit plan under Section 401(a) of the Code has been, during the five years preceding the Closing Date, transferred in an underfunded state out of the "controlled group of companies" (within the meaning of Section 414 of the Code) of which Seller or an ERISA Affiliate are members or were members during such five-year period.

                  5.16. ABSENCE OF CHANGES OR EVENTS. Except as disclosed in
         Section 5.16 of the Seller Disclosure Schedule, since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been:

                  (1) any event, occurrence or development which has had a Material Adverse Effect;

                  (2) any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of the Company;

                  (3) any amendment of any material term of any outstanding security of the Company;

                  (4) any incurrence, assumption or guaranty by the Company of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices;

                  (5) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments made in the ordinary course of business consistent with past practices;

                  (6) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business, in either case, material to the Company taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (7) any material change in any method of accounting or accounting practice by the Company except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

                  (8) any of the following, entered into with, granted to or payable to any officer or director of the Company or any other Employee or Former Employee, in each case other than in the ordinary course of business consistent with past practices, (a) employment, deferred compensation, severance, retirement or other similar agreement (or any amendment to any such existing agreement), (b) grant of any severance or termination pay, or (c) change in compensation or other benefits pursuant to any severance or retirement plans or policies thereof.

                  5.17. COMPLIANCE WITH APPLICABLE LAWS.

                        5.17.1. ENVIRONMENTAL LAWS AND ENVIRONMENTAL PERMITS. To
            Seller's knowledge, except as set forth in Section 5.17.1 of the Seller Disclosure Schedule:

                  (1) no written notice, request for information, order, complaint or penalty has been received, and there are no judicial, administrative or other actions , suits or proceedings pending or threatened which allege a violation of any Environment Law, in each case relating to the Company and arising out of any Environmental Law; and

                  (2) the Company has all Environmental Permits necessary for its operations to comply with all applicable Environmental Laws and is in compliance with the terms of such permits and with all other applicable Environmental Laws, except where failure to have an Environmental Permit or to be in such compliance would not have a Material Adverse Effect.

                        5.17.2. OTHER THAN ENVIRONMENTAL LAWS OR ENVIRONMENTAL
            PERMITS. To Seller's knowledge, except as set forth in Section
            5.17.2 of the Seller Disclosure Schedule, the Company is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority (other than Environmental Laws, which are exclusively the subject of Section
            5.17.1 above), except where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. Seller has not received any written or, to its knowledge, oral communication from a Governmental Authority that alleges that the Company is not in compliance, in all material respects, with all Federal, state, local or foreign laws, ordinances, rules and regulations.

                  5.18. EMPLOYEE AND LABOR RELATIONS. Section 5.18 of the Seller Disclosure Letter lists the following information for all Employees:
         (1) name; (2) job title; (3) status as a full-time or part-time employee; (4) base salary or wage rate; and (5) 2001 bonus. Section
         5.18 of the Seller Disclosure Letter also lists all individuals who perform services for the Company as an independent contractor or as a leased employee and the services they perform. To Seller's knowledge,
         (a) there is no labor strike, dispute, or work stoppage or lockout actually pending or threatened against or affecting the Company and during the past two years there has not been any such action; (b) no union organizational campaign is in progress with respect to any Employees, and no question concerning representation exists respecting such Employees; (c) there is no unfair labor practice charge or complaint against the Company pending, or, to Seller's knowledge, threatened, before the National Labor Relations Board; (d) there is no pending or threatened grievance that, if adversely decided, would have an adverse effect exceeding $500,000; and (e) (i) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices that, if adversely decided, would have an adverse effect exceeding $500,000, and (ii) none of Seller nor the Company has received notice of the intent of any Federal, state or local agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress.

                  5.19. LICENSES; PERMITS. Section 5.19 of the Seller Disclosure Schedule sets forth a true and complete list of all material licenses, permits and authorizations issued or granted to the Company by local, state or Federal governmental authorities or agencies. The Company validly holds all material licenses, permits or authorizations of the Company, and the Company has complied with all material requirements in connection therewith.

                  5.20. CORPORATE NAME. Except as set forth in Section 5.20 of the Seller Disclosure Schedule, to Seller's knowledge, the Company has the exclusive right to use its name as the name of a corporation in any jurisdiction in which it does business, and has not received any notice of conflict with respect to the rights of others regarding its corporate name. No Person, firm or corporation or other business association is, to Seller's knowledge, presently authorized by Seller or the Company to use the name of the Company. Seller has heretofore delivered to Buyer copies of any documents in the possession of Seller granting authorization of the type referred to in the previous sentence.

                  5.21. INTERCOMPANY ACCOUNTS. Section 5.21 of the Seller Disclosure Schedule contains a complete list of all intercompany balances as of the Balance Sheet Date between Seller and its Affiliates, on the one hand, and the Company on the other hand. Since the Balance Sheet Date there has not been any accrual of liability by the Company to Seller or any of its Affiliates or other transaction between the Company and Seller and any of its Affiliates, except in the ordinary course of business consistent with past practice or as provided in Section 5.21 of the Seller Disclosure Schedule.

                  5.22. SUPPLIERS AND CUSTOMERS. Section 5.22 of the Seller Disclosure Schedule sets forth (1) the ten principal suppliers of the Company during the fiscal year ended December 31, 2001 and the nine months ended September 30, 2002, together with the dollar amount of goods purchased by the Company from each such supplier during each such period; and (2) the ten principal customers of the Company during the fiscal year ended December 31, 2001 and the nine months ended September 30, 2002, together with the dollar amount of goods and/or services sold by the Company to each such customer during each such period. Except as otherwise set forth in Section 5.22 of the Seller Disclosure Schedule, the Company maintains good relations with all suppliers and customers listed or required to be listed in Section 5.22 of the Seller Disclosure Schedule as well as with governments, partners, financing sources and other parties with whom the Company has significant relations, and no such party has canceled, terminated or made any threat to the Company to cancel or otherwise terminate its relationship with the Company or to materially decrease its services or supplies to the Company or its direct or indirect purchase or usage of the products or services of the Company.

                  5.23. CLAIMS AGAINST COMPANY. To the Seller's knowledge, Seller is not aware of any potential claims or causes of action against the Company for any Company conduct that occurred prior to the Closing Date.

         6. COVENANTS OF SELLER. Seller covenants and agrees as follows:

                  6.1. ACCESS. Prior to Closing, Seller will cause the Company to give Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, books and records of the Company; provided that, such access does not unreasonably disrupt the normal operations of the Company.

                  6.2. ORDINARY CONDUCT. Except as otherwise permitted by the terms of this Agreement (which permission includes without limitation the distribution of the Pre-Closing Dividend; it being Seller's intention to remove the Company's cash balance on or before to Closing), from the date hereof to Closing, Seller will cause the business of the Company to be conducted in the ordinary course in substantially the same manner as presently conducted and will make all reasonable efforts consistent with past practices to preserve its relationships with customers, suppliers and others with whom the Company deals. In addition, except as otherwise permitted by the terms of this Agreement or as contemplated by Section 6.2 of the Seller Disclosure Schedule, Seller will not permit the Company to do any of the following without the prior written consent of Buyer:

                  (1) adopt or propose any change in its certificate of incorporation or bylaws;

                  (2) merge or consolidate with any other Person or acquire a material amount of assets from any other Person;

                  (3) sell, lease, license or otherwise dispose of any material assets or property except (a) pursuant to existing contracts or commitments, or (b) otherwise in the ordinary course consistent with past practice;

                  (4) except for the Pre-Closing Dividend, declare, set aside or pay any dividends, or make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;

                  (5) enter into, amend or terminate any material agreement;

                  (6) accelerate collection of any notes or accounts receivable in advance of their regular due dates or the dates when they would have been collected in the ordinary course of business consistent with past practices;

                  (7) delay payment of any accrued expense, trade payable or other liability beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices; or

                  (8) agree to do any of the foregoing.

Seller will not take, and will not permit the Company to take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at the Closing Date.

                  6.3. INSURANCE. Seller will keep, or cause to be kept, all insurance policies set forth in Section 5.14 of the Seller Disclosure Schedule, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date.

                  6.4. RESIGNATIONS. On the Closing Date, Seller will cause to be delivered to Buyer duly signed resignations, effective immediately after the Closing Date, of all directors of the Company and will take such other action as is necessary to accomplish the foregoing.

                  6.5. OTHER TRANSACTIONS. Prior to Closing, none of Seller, the Company nor any other Affiliate of Seller will, nor will they permit any of their respective officers, directors, stockholders or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any corporation, partnership, person or other entity or group (other than Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Company.

                  6.6. CISCO SETTLEMENT AGREEMENT. On or prior to December 31, 2002, the Seller covenants and agrees to pay Cisco Fifteen Million Dollars ($15,000,000) under the Cisco Settlement Agreement.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that the following statements are true and correct:

                  7.1. AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Washington. Buyer has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a signatory and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a signatory and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes, and each of the Ancillary Agreements to which Buyer is a signatory when executed will constitute, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a signatory does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer or any of its subsidiaries under, any provision of (1) the Washington Business Corporations Act; (2) the certificate of incorporation or by-laws or comparable organizational documents of Buyer or any of its subsidiaries; (3) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer or any of its subsidiaries is a party or by which any of their respective properties or assets are bound; or (4) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to Buyer, any of its subsidiaries or their respective properties or assets, other than, in the case of clause (3) above, any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not have a material adverse effect. No material consent, approval, license, permit order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby, other than (a) compliance with and filings under the competition laws of jurisdictions outside of the United States, if applicable; and (b) compliance with and filings under Section 13(a) or 15(d), as the case may be, of the Securities Exchange Act of 1934, as amended.

                  7.2. SECURITIES ACT OF 1933. The Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution or resale thereof, and Buyer will not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended, or of any state "Blue Sky" law. Buyer (either alone or together with its advisers) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and its capable of bearing the economic risks of such investment.

                  7.3. ACTIONS AND PROCEEDINGS, ETC. There are no (1) outstanding judgments, orders, writs, injunctions or decrees of any Governmental Authority against Buyer which have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby; or (2) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to Buyer's knowledge, threatened, against Buyer, which are likely to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

                  7.4. FINDERS' FEES. Except for T.C. Management, L.L.C., T.C. Management IV, L.L.C. and Brockway Moran & Partners Management, L.P., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                  7.5. NO KNOWLEDGE OF MATERIAL ADVERSE EVENTS. Buyer has no knowledge of any circumstance, change or effect that has arisen or occurred on or subsequent to the Balance Sheet, and has not otherwise become aware of any circumstance, change or effect subsequent to the Balance Sheet, that, individually or in the aggregate, had or could reasonably be expected to have a Material Adverse Effect.

                  7.6. NO PLANS TO TERMINATE EMPLOYEES. Buyer does not currently intend, nor does it presently have any plans, to terminate the employment of any Transferred Employee after the Closing Date.

         8. COVENANTS OF BUYER. Buyer covenants and agrees as follows:

                  8.1. CONFIDENTIALITY. Buyer acknowledges that the information being provided to it by Seller is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, Closing, the Confidentiality Agreement will terminate, except to the extent that information provided thereunder relates to Seller or other members of Seller's corporate group other than the Company.

                  8.2. NO ADDITIONAL REPRESENTATIONS. Buyer acknowledges that none of Seller, the Company or any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company except as expressly set forth in this Agreement or the Seller Disclosure Schedule, and none of Seller, the Company, or any other person will have or be subject to any liability to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use of, any such information (including, without limiting the generality of the foregoing, the information furnished to Buyer under cover of the letter from Salomon Smith Barney Inc. to Buyer dated May 15, 2002).

                  8.3. CHANGE OF NAME; NO USE OF LOGO. Within 60 days after the Closing Date, Buyer will cause the Company to (1) change all their respective corporate and trade names to the extent required such that they no longer contain references to "Honeywell," "AlliedSignal" or "Johnson Matthey"; and (2) cease all use of logo trademarks (or any logo or symbol similar thereto) belonging to Seller or Johnson Matthey; provided that, inventory and supplies existing at Closing may be shipped or consumed, respectively, for 180 days after the Closing Date; and provided further that, following the Closing Date, the Company will be permitted to use or continue to use corporate and trade names using the phrase "Advanced Circuits," except in combination with trade names and trademarks the use of which is otherwise prohibited under this
         Section 8.3.

                  8.4. PRICEWATERHOUSE COOPERS. Buyer agrees to pay, up to a maximum amount of Ten Thousand Dollars ($10,000), all of the fees, costs and expenses necessary to obtain the consent of PriceWaterhouse Coopers to include any financial statements of the Company that have been audited, compiled or reviewed by PriceWaterhouse Coopers, and any report of PriceWaterhouse Coopers related thereto, in any filing made by Buyer with the SEC, and will pay such fees, costs and expenses to either PriceWaterhouse Coopers or to Seller, as requested by Seller.

                  8.5. PHASE II. From and after the Closing Date, Buyer agrees to cause the Company to afford to Seller and its representatives such access to the Company's real property located in Chippewa Falls, Wisconsin and to the facilities located thereon and the books and records related thereto to allow Seller to conduct, or have conducted, a Phase II environmental assessment on such real property and Buyer agrees to cause the Company to offer such other cooperation and assistance as is reasonably necessary to allow Seller to conduct, or have conducted, such Phase II environmental assessment. All costs related to the Phase II environmental assessment shall be borne by Seller. In conducting, or having conducted, such Phase II environmental assessment, Seller shall use commercially reasonable efforts to minimize the disruption to Company's business and will, to the extent practicable, notify Buyer of any testing plans prior to implementation and work with Buyer to resolve any reasonable objections Buyer may raise with respect thereto.

                  8.6. DEED RESTRICTION. Promptly after the Closing but in any event prior to January 31, 2003, Buyer, at Buyer's sole cost and expense, agrees to record with the Chippewa County, WI recorder's office or other appropriate office having jurisdiction over the Chippewa Falls Property (as hereinafter defined) the Land Use Restriction in form and substance as set forth on Exhibit D hereto with respect to the property located at 850 Industrial Boulevard, Chippewa Falls, WI and 234 Cashman Drive, Chippewa Falls, WI (collectively, the "Chippewa Falls Property"), which Land Use Restriction shall run with the land and bind Buyer and all future owners of the Chippewa Falls Property. Buyer shall furnish evidence to Seller of such recordation promptly after such recordation is made.

         9. MUTUAL COVENANTS. Each of Seller and Buyer covenants and agrees as follows:

                  9.1. PUBLICITY. Notwithstanding the Confidentiality Agreement, Seller and Buyer agree that, from the date hereof through the Closing Date, neither party may make any public release or announcement concerning the execution of this Agreement or the transactions contemplated hereby except (1) with the written consent of the other party; or (2) as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement, subject thereto, will allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

                  9.2. BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree, and Seller, prior to Closing, and Buyer, after Closing, agree to cause the Company, to execute and deliver such other documents, certificates, agreement and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

                  9.3. RECORDS.

                        9.3.1. REPORTS; ACCESS TO BOOKS AND RECORDS. After
            Closing, Buyer will permit Seller to have reasonable access to and the right to make copies of the Company's books, records and files for any reasonable purpose of Seller, such as for use in litigation, financial reporting, tax return preparation, or tax compliance matters. In addition, Buyer will make available to Seller, upon Seller's reasonable request, personnel of the Company who are familiar with any such matter requested. Buyer agrees to use all reasonable commercial efforts to preserve and keep all of the books, records and files of the Business included in the Assets for a period of not less than five years after the Closing Date, or for any longer period as may be required (1) by any Governmental Authority; (2) by any Law; or (3) as may reasonably be requested by Seller in connection with any ongoing litigation, suit or proceeding.

                        9.3.2. COOPERATION IN LITIGATION. Buyer and Seller will
            reasonably cooperate with each other at the requesting party's expense in the prosecution or defense of any claim, litigation or other proceeding arising from their respective conduct of the business of the Company and involving one or more third parties. The party requesting such cooperation will pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including reasonable legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents. Until the five (5) year anniversary of the Closing Date, prior to disposing of any such information, Buyer will give Seller a reasonable opportunity to segregate, remove or copy such books, records and files as Seller may select.

                  9.4. CISCO. Seller shall be responsible for twenty-five percent (25%) (the "Seller Retained Portion") and Buyer shall be responsible for seventy-five percent (75%) of the net sales rebates that are due Cisco Systems, Inc. ("Cisco") under the settlement agreement between Cisco and the Company dated December 6, 2002 (the "Cisco Settlement Agreement"). Notwithstanding the foregoing, the Company shall pay directly to Cisco all amounts that are owed to Cisco under the Cisco Settlement Agreement (including the Seller Retained Portion). At the end of each fiscal quarter during the year commencing on the Closing Date, the Company shall send to Seller an invoice for the Seller Retained Portion during such fiscal quarter together with documentation setting forth the calculation in reasonable detail of all rebate payments made pursuant to the Cisco Settlement Agreement, including the Seller Retained Portion, and evidence that all such payments were made in accordance with the Cisco Settlement Agreement. Seller shall pay such invoice at the time of the Seller's next check run, but in no event no later than fourteen (14) days of receipt of both the invoice and such evidence.

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
         10. EMPLOYEE AND RELATED MATTERS. This Section 10 contains the covenants and agreements of the parties with respect to (1) the status of employment of the employees of the Company as of the Closing Date ("Employees"); and (2) the employee benefits and employee benefit plans provided or covering such Employees and former employees of the Company who terminated employment with, or who retired from, the Company prior to Closing ("Former Employees").

                  10.1. EMPLOYMENT. Effective as of the Closing Date, Buyer will cause the Company to continue the employment of all salaried and hourly Employees who are designated on the records of the Company as of the Closing Date as employees (other than those employees, if any, that have been notified by the Company that their employment with the Company will terminate on a date after the Closing Date), including any employees who are on vacation leave, leave of absence and sick leave ("Transferred Employees"); provided that, no provision of this Agreement will (1) alter the status of Transferred Employees on or after the Closing Date as "employees-at-will"; (2) obligate Buyer or any of its Affiliates to continue the employment of any Transferred Employee; or (3) impair, deny or limit the right of Buyer or any of its Affiliates to terminate the employment of any Transferred Employee at any time. Prior to the Closing Date, Seller will cause the Company to transfer to Seller or an Affiliate of Seller the employment of individuals who are then employed by the Company but are on short-term or long-term disability leave ("Leave Employees") as well as those employees of the Company that have been terminated by the Company or to whom a notification of termination has been delivered, in either case, on or prior to the Closing Date. Buyer shall cause the Company to offer employment to any Leave Employee receiving short-term disability benefits on the Closing Date to the extent the Leave Employee notifies the Company that he or she wishes to return to work. Buyer shall cause the Company to offer employment to any Leave Employee receiving long-term disability benefits on the Closing Date to the extent (i) the Leave Employee is released to work by the Employee's physician, and
         (ii) required by applicable law. Any Leave Employee who is offered employment consistent with the foregoing and accepts such offer of employment shall become a Transferred Employee when employment with the Company commences; provided, however, nothing contained herein shall limit the Company's ability to thereafter terminate the Leave Employee's employment in accordance with applicable law. For a period of six (6) months after the Closing Date, or for the duration of a Transferred Employee's employment with the Company, if less, Buyer will cause the Company to maintain the base salary or wage rate of each Transferred Employee at the same level as in existence on the day prior to the Closing Date. On and after the Closing Date, Buyer will comply at its expense with all employment laws with respect to Transferred Employees, including the Family and Medical Leave Act, the Americans with Disabilities Act and Federal or state laws concerning military leave.

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
                  10.2. SEVERANCE PROTECTION. Seller will be responsible for, and will timely pay, any and all severance benefits that are owed to employees of the Company who have been terminated by the Company (or notified of such termination) prior to the Closing Date. From and after the Closing Date, Transferred Employees will be entitled to the benefit of such severance plan or policy, if any, as Buyer may have in effect from time to time; provided that, service with the Company and with Buyer will be taken into account in computing the amount of such benefit. To the extent any Transferred Employee is terminated by the Company, other than for cause, within nine (9) months after the Closing Date, such Transferred Employee will be entitled to severance benefits in an amount not less than the cash severance benefit that the Transferred Employee would have received from the Company had the Seller's severance plan (as in effect on the day prior to the Closing
         Date) been in effect on such date of termination, subject to the Company's right to receive a standard release of all employment related claims in consideration for such benefits.

                  10.3. COOPERATION. Seller agrees to use reasonable efforts to facilitate the transition of Transferred Employees to employment with Buyer or any of its Affiliates as of the Closing Date.

                  10.4. SAVINGS PLAN. Effective as of the Closing Date or as soon as practicable thereafter (the "Savings Plan Commencement Date"), but in no event later than March 15, 2003, Buyer will establish or otherwise maintain one or more tax-qualified defined contribution savings plans ("Buyer's 401(k) Plans") which will (1) permit immediate participation as of the Savings Plan Commencement Date for all Transferred Employees; (2) credit all service with the Company that was credited under Seller's savings plan ("Seller's 401(k) Plan") for purposes of the eligibility and vesting requirements of the Buyer's 401(k) Plans; and (3) provide for tax-deferred contributions by Transferred Employees pursuant to Section 401(k) of the Code. Transferred Employees will be eligible to effect a direct rollover (as described in Section 401(a)(31) of the Code) of all or a portion of any such Transferred Employee's balance (including outstanding loan balances) under Seller's 401(k) Plan (subject to the terms and conditions of Seller's 401(k) Plan) to Buyer's 401(k) Plan; provided that, any such direct rollover will be subject to the terms and conditions of Buyer's 401(k) Plan applicable to rollover contributions and shall be conditioned upon the Buyer being reasonably satisfied that Seller's 401(k) Plan is a qualified plan under Section 401(a) of the Code and has been administered in compliance with said Code.

                  10.5. EMPLOYEE WELFARE PLANS.

                        10.5.1. BENEFITS. Except as otherwise provided in the
            Transition Services Agreement, Buyer or its Affiliates will, not later than the Benefit Transition Date, provide the Transferred Employees and their beneficiaries with medical and life insurance plans and programs that are comparable to the medical and life insurance plans and programs being provided by Buyer to its similarly situated employees on the day prior to the Closing or as such plans and programs may be amended or revised by Buyer in the ordinary course from time to time. Buyer or its Affiliates will, not later than the Closing Date, provide the Transferred Employees and their beneficiaries with disability, severance, vacation and other welfare benefit plans and programs that are comparable, in the aggregate, to the welfare benefits being provided by Buyer to its similarly situated employees the day prior to the Closing or as such plans and programs may be amended or revised by Buyer in the advisory course from time to time.

                        10.5.2. TERMS. Any plans or programs established or
            maintained by Buyer to provide medical and life insurance, disability, severance, vacation, cafeteria, flexible spending, dependent care and other welfare benefits in respect of the Transferred Employees will credit all service with the Company for purposes of eligibility, participation and benefit entitlement, in accordance with applicable law.

                        10.5.3. MEDICAL CLAIMS. Except as otherwise provided in
            the Transition Services Agreement, Seller will be responsible for, and will timely pay, all medical claims incurred by any Transferred Employee before the Closing Date under any Benefit Plan, and Buyer will be responsible for, and will timely pay, any medical claim incurred by any Transferred Employee on or after the Closing Date under any health plan maintained by Buyer.

                        10.5.4. SHORT-TERM AND LONG-TERM DISABILITY. Except as
            otherwise provided in the Transition Services Agreement, Seller will be responsible for, and will timely pay, all short-term and long-term disability benefits which are owed to any Transferred Employee before the Closing Date under any Benefit Plan and which can be satisfied through insurance. Buyer will be responsible for, and will timely pay, any short-term and long-term disability benefits owed to any Transferred Employee on or after the Closing Date under any health or disability plan maintained by Buyer.

                  10.6. SEVERANCE AND WARN ACT LIABILITY. Buyer agrees to cause the Company to pay and be responsible for all liability, cost, expense and sanctions resulting from any failure to comply with the WARN Act, and the regulations thereunder, in connection with events which occur on or after the Closing Date.

                  10.7. HEALTH CARE CONTINUATION COVERAGE. Seller will be responsible for any continuation of group health coverage required under Section 4980B of the Code or Sections 601-608 of ERISA with respect to any employee of

         Company or any "qualified beneficiary" (as defined in Section 4980B of the Code) of any such employee who incurs a "qualifying event" (as defined in Section 4980B of the Code) on or before to Closing. Buyer will cause the Company to be responsible for any continuation of group health coverage required under Section 4980B of the Code or Sections 601-608 of ERISA with respect to any Transferred Employee or any "qualified beneficiary" (as defined in Section 4980B of the Code) of any such employee who incurs a "qualifying event" (as defined in Section 4980B of the Code) after Closing.

                  10.8. WORKER'S COMPENSATION. Buyer will be responsible for the administration and the financial obligation of all worker's compensation claims with respect to Transferred Employees arising out of or relating to occurrences on or after the Closing Date and the Seller will be responsible for the administration and the financial obligation of all worker's compensation claims arising out of or relating to occurrences before the Closing Date.

                  10.9. NO ASSUMPTION OF PLANS. Neither Buyer nor its Affiliates will assume or be responsible for any liabilities or obligations under any Benefit Plan, and Seller will remain solely responsible for all liabilities and obligations under all Benefit Plans. Seller will cause the Company to withdraw from or otherwise terminate its participation in each Benefit Plan, with such withdrawal of participation effective no later than the Benefit Transition Date.

         11. INDEMNIFICATION.

                  11.1. INDEMNIFICATION BY SELLER. Seller will indemnify Buyer, its Affiliates (including, after the Closing Date, the Company) and each of their respective officers, directors, employees and agents against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (1) any breach of any representation or warranty of Seller contained in this Agreement or in any Ancillary Document; (2) any breach of any covenant of Seller contained in this Agreement requiring performance after the Closing Date (including without limitation Tax covenants contained in Section 12.1 below), which breach continues for ten Business Days after notice thereof has been furnished by Buyer to Seller; (3) subject to Section 11.7.7 below, any liability of the Company under any Environmental Law resulting from hazardous waste or other environmental contaminants existing, prior to Closing, on or under any real property owned or leased by the Company; or (4) any and all Specified Liabilities; provided that, except (a) as provided under clause (1) of the definition of Specified Liabilities found in Section
         2.65 above, and for the representation contained in Section 5.8 above (collectively, "Tax Losses"), (b) for the Banked Liability, (c) for any covenant of the Seller contained in this Agreement, (d) for the litigation matters disclosed in Section 5.13 to the Seller Disclosure Schedule, (e) the September 4, 2002 effluent silver

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
         excursion referred to on Schedule 5.17.1 to the Seller Disclosure Schedule, (f) any Environmental Claim relating to any properties other than the Chippewa Falls Facility, (g) any liabilities arising under (1) the Request for Quotation/ Purchase Order P069189 between the Company and HBS Equipment Corporation and (2) Packaging Research Center Membership Agreement between Johnson Matthey Electronics, Inc. and Georgia Tech Research Corporation (both of which are disclosed in Section 5.12 to the Seller Disclosure Schedule) and (h) any liabilities arising under those leases referenced in clause (3) of the definition of Specified Liabilities found in Section 2.65 above, Seller will not have any liability under this Agreement unless the aggregate of all losses, liabilities, claims, damages and expenses relating thereto for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to Three Hundred Thousand Dollars ($300,000) and then, with respect to clause (1) of this Section 11.1, only to the extent of such excess and subject to a maximum liability of $5,000,000.

Buyer acknowledges and agrees that, from and after Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than claims of fraud) will be pursuant to the indemnification provisions set forth in Section 11. In furtherance of the foregoing, Buyer hereby waives, and releases and discharges Seller and its Affiliates in respect of, from and after Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it or the Company may have against Seller, its Affiliates, directors, officers, employees, agents or assigns relating to the subject matter of this Agreement or the ownership prior to Closing of the Company by Seller or its Affiliates or the Company's operations and activities, and arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation.

                  11.2. INDEMNIFICATION BY BUYER. Buyer will indemnify, and will cause the Company to indemnify, Seller, its Affiliates and each of their respective officers, directors, employees and agents against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (1) any breach of any representation or warranty of Buyer contained in this Agreement or in any Ancillary Document; or (2) any breach of any covenant of Buyer contained in this Agreement requiring performance after the Closing Date, which breach continues for ten Business Days after notice thereof has been furnished by Seller to Buyer or (3) any violation of any Environmental Law relating to the Chippewa Falls Facility that a court of competent jurisdiction determines was caused by the Buyer after the Closing Date; provided that, Buyer will not have any liability under clause (1) above unless the aggregate of all losses, liabilities, claims, damages and expenses relating thereto for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to Four Hundred Thousand Dollars ($400,000) and then only to the extent of such excess and subject to a maximum Buyer liability of $5,000,000.

                  11.3. LOSSES NET OF INSURANCE, ETC. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under Section 11 will be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax and will be (1) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase); and (2) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such loss, liability, claim, damage, expense or Tax. In computing the amount of any such Tax cost or Tax benefit, the indemnified party will be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage, expense or Tax. Any indemnity payment under this Agreement will be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which will include the execution of a Form 870 or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes.

                  11.4. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto pursuant to clause (1) of
         Section 11.1 above and clause (1) of Section 11.2 above will terminate when the applicable representation or warranty terminates pursuant to
         Section 16 below; provided that, such obligations to indemnify and hold harmless will not terminate with respect to any item as to which the person to be indemnified or the related party hereto will have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

                  11.5. PROCEDURES RELATING TO INDEMNIFICATION (OTHER THAN FOR TAX CLAIMS). In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement (other than in respect of a Tax Claim) in respect of, arising out of or involving a claim or demand made by any person, firm, Governmental Authority or corporation against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must notify the other party (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within ten Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided that, failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure (except that the Indemnifying Party will not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all the parties hereto will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld). All Tax Claims will be governed by Section 11.6 below.

                  11.6. PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS. If a claim is made by any taxing authority, which, if successful, might result in an indemnity payment to Buyer or one of its Affiliates pursuant to Section 11.5 above, Buyer will promptly notify Seller in writing of such claim (a "Tax Claim"). If notice of a Tax Claim is not given to Seller within a sufficient period of time to allow Seller to effectively contest such Tax Claim, or in reasonable detail to apprise Seller of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, Seller will not be liable to Buyer or any of its Affiliates to the extent that Seller's position is actually prejudiced as a result thereof.

With respect to any Tax Claim (other than a Tax Claim relating solely to Taxes of the Company for any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), Seller will control all proceedings taken in connection with such Tax Claim (including without limitation selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. Buyer will control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Company for a Straddle Period. Buyer, the Company, and each of their respective Affiliates will cooperate with Seller in contesting any Tax Claim, which cooperation will include, without limitation, the retention and (upon Seller's request) the provision to Seller of records and information that are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

         In no case will Buyer or the Company settle or otherwise compromise any Tax Claim without Seller's prior written consent. In no case will the Seller be entitled to settle or to contest any claim relating to Taxes if the settlement of, or an adverse judgment with respect to, the claim would be likely, in the good faith judgment of the Indemnified Party, to cause the liability for any Tax of the Indemnified Party or of any Affiliate of the Indemnified Party for any taxable period ending after the Closing Date to increase (including without limitation by making any election or taking any action having the effect of making any election, by deferring the inclusion of any amount in income or by accelerating the deduction of any amount or the claiming of any credit) or to take a position that, if applied to any taxable period ending after the Closing Date, would be adverse to the interest of the Indemnified Party or any Affiliate of the Indemnified Party.

                  11.7. PROCEDURES RELATING TO INDEMNIFICATION OF ENVIRONMENTAL CLAIMS.

                        11.7.1. NOTICE. Buyer will promptly notify Seller in
            writing in the event that Buyer becomes aware of facts or circumstances indicating that Seller is in breach of Section 5.17.1 above or may otherwise be or become liable to Buyer by virtue of the presence of hazardous wastes or other environmental contaminants on or under any real property owned or leased by the Company or with respect to any substance which has been produced, stored or processed by any third party for or on behalf of the Company (an "Environmental Claim"). Seller will promptly notify Buyer in writing in the event that Seller becomes aware of facts or circumstances indicating that Seller is in breach of Section 5.17.1 above or may otherwise be or become liable to Buyer by virtue of an Environmental Claim.

                        11.7.2. RIGHT TO REMEDY. Seller has the right, upon at
            least thirty (30) days prior written notice to Buyer and subject to the provisos below, to assume exclusive control of the resolution and remedy of any Environmental Claim, including without limitation
            (1) investigating the
            matter, obtaining tests, reports, and surveys necessary to define and delineate the extent of any contamination; (2) subject to
            Section 11.7.5 below, contacting Governmental Authorities, making reports to such authorities, submitting remediation plans to such authorities, negotiating with such authorities or other third parties and otherwise dealing with such authorities; (3) preparing the work plan for any investigation or remediation; and (4) conducting or directing any such investigation or remediation. Seller's election to assume control of the resolution and remedy of any Environmental Claim shall conclusively establish for purposes of this Agreement that such Environmental Claim, to the extent relating to periods prior to the Closing Date, is within the scope of and subject to indemnification by Seller under Section 11.1(3) of this Agreement. Buyer agrees neither to: (a) enter into negotiations or settlements with any Governmental Authority or third parties; nor
            (b) at any time, take or offer to any Governmental Authority or third party any position inconsistent with reasonable positions taken or offered by Seller; provided that that Buyer shall have the right to (A) receive copies of all correspondence between Seller and Governmental Authorities relating to Environmental Claims and (B) advance notice of and the right to participate in any meeting with Governmental Authorities relating to Environmental Claims and provided further that Seller shall not, without the prior written approval of Buyer, which such approval shall not be unreasonably withheld or delayed, enter into any settlement, agreement, consent decree, order, remediation plan or deed restriction or similar land use restriction involving an Environmental Claim.

                        11.7.3. COOPERATION. Buyer and Seller will cooperate in
            good faith and make available to each other such information as is reasonably necessary to carry out the purposes of this Section 11.7. Buyer will provide any and all reasonable assistance in securing any permits or approvals (including without limitation by holding in its name any such permit where necessary or appropriate) reasonably required to perform any investigatory or remedial activities; provided that, reasonable, out of pocket expenses incurred by Buyer in performing such assistance will be reimbursed by Seller. Buyer will provide Seller with, or cause Seller to be provided with, reasonable access (without charge) to relevant documents and records and to the real property of the Company in order to perform any remediation, investigation, assessment, sampling, monitoring, treatment, removal, cleanup or other action required to fulfill Seller's obligations under this Agreement. Seller agrees that any access to the Company's premises necessary to carry out the purposes of this Section 11.7 will only be at hours and for periods agreed to by Buyer in its reasonable discretion and that such access will not unduly interfere with the Company's business activities conducted at such premises.

                        11.7.4. SATISFACTION OF OBLIGATION. Seller will be
            deemed to have satisfied its obligations under this Agreement with respect to any Environmental Claim when (i) the result meets or exceeds the least stringent standards provided by Environmental Laws (including any lesser standards, such as deed or land use restrictions, institutional controls or other lesser standards resulting from any site-specific risk assessments), based on the use of the property on the Closing Date and applicable Environmental Laws as in effect on the Closing Date (or, at Seller's option, as in effect on the date the relevant action is concluded) and (ii) with respect to any Environmental Claim initiated by any Governmental Authority, upon receipt of a "no further action" letter, site cleanup rehabilitation order or the functional equivalent from the Governmental Authorities with competent jurisdiction with respect to such Environmental Claim. Subject to Section 11.7.2, Buyer will fully cooperate with Seller by accepting and filing any necessary deed restrictions and by otherwise cooperating with Seller in the implementation of any remedial activities, to the extent such activities do not materially interfere with normal business activities conducted at the Company facilities.

                        11.7.5. DISCLOSURE. Each party will keep the other party
            reasonably informed regarding any investigatory or remediation activities with respect to Environmental Claims and will provide the other party with copies of all material monitoring, sampling and other data relating to such matters. Seller shall provide Buyer, or cause Buyer to be provided with, true and correct copies (without charge) of all relevant documents and records which Seller obtains or prepares in order to perform any remediation, investigation, assessment, sampling, monitoring, treatment, removal, cleanup or other action required to fulfill Seller's obligations under this Agreement (including by way of illustration and not limitation any Phase I Environmental Reports and any Phase II Environmental Reports (collectively, the "Reports"). Neither party will notify any Governmental Authority or third party of the existence or substance of facts and circumstances giving rise to an Environmental Claim except as required by law or the Buyer's written code of conduct applicable to all real property owned or used by the Buyer. If a party believes it is necessary or appropriate, pursuant to a law or such code of conduct, to disclose any such information, that party will first promptly notify the other party of such requirement and the content and timing of any disclosure that it proposes to make. Unless Buyer determines that to do so violates a law or the Buyer's code of conduct, Buyer will follow the reasonable directions of Seller in disclosing such information.

                        11.7.6. INVESTIGATIONS. Buyer will not engage in, permit
            or cause any subsurface investigations at or adjacent to the Company Property, including sampling of soil or groundwater, except (1) in the ordinary course in connection with construction activities (including by way of illustration and not limitation obtaining any construction financing for any such construction activities or entering into any construction contracts wherein Reports are required with respect to any such construction activities by the Company) by Buyer at the Company Property; (2) in connection with the release of any hazardous material regulated by Environmental Law when in the Buyer's reasonable judgement such release requires any Reports in order to ensure that such release does not cause or has not caused an Environmental Claim; (3) in connection with any sale, transfer, leasing, mortgaging or recording of other encumbrances, pledges or hypothecation of any of the Company Property or Change of Control (collectively, a "Transfer") in the event the Company or Buyer is required in connection with any such Transfer by any third party to obtain any Reports; (4) in connection with any pending or threatened claims of injury to person (each, a "Personal Injury Claim") by any officer, director, employee, agent or invitee of Company or Buyer (each, a "Company Affected Person") or the reasonable belief by Buyer that any such Company Affected Person may have a Personal Injury Claim; (5) as may be recommended in a Phase 1 Environmental Report with respect to the Company Property, upon the written consent of Honeywell, such consent not to be unreasonably withheld; or (6) as required by any Governmental Authority pursuant to Environmental Laws to the extent that such requirement is not attributable to a request or notification by Buyer not required by Environmental Laws.

                        11.7.7. BUYER BREACH. Buyer's breach of Section 11.7.6,
            as determined by a court of competent jurisdiction, will relieve Seller, to the extent of the losses, liabilities, claims or expenses suffered or incurred by such breach, of its obligation to indemnify Buyer for any Environmental Claim if and to the extent that such breach is materially prejudicial to Seller's ability to remediate such Environmental Claim.

         12. TAX MATTERS.

                  12.1. RETURNS. For any Straddle Period of the Company, Buyer will timely prepare and file with the appropriate authorities all Tax returns, reports and forms required to be filed and will pay all Taxes due with respect to such returns, reports and forms. For any taxable period of the Company that ends on or before the Closing Date, Seller will timely prepare and file with the appropriate authorities all Tax returns, reports and forms required to be filed, and will pay all Taxes due with respect to such taxable periods (whether or not shown as due on such returns, reports and forms and regardless of whether or when such returns, reports and forms were or are filed).

                  12.2. COOPERATION. Seller, the Company, and Buyer will reasonably cooperate, and will cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller and its Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees, and agrees to cause the Company, (1) to use its best efforts to properly retain and maintain such records until such time as Seller agrees that such retention and maintenance is no longer necessary; and (2) to allow Seller and its agents and representatives (and agents or representatives of any of its Affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller's expense. Buyer will, at its own cost and expense, fully and accurately complete and submit any tax data packages required by Seller within the time period established by the Seller's tax department consistent with past practices.

                  12.3. REFUNDS. Any refunds or credits of Taxes of the Company for any taxable period ending on or before the Closing Date will be for the account of Seller. Any other refunds or credits of Taxes of the Company will be for the account of Buyer. Buyer will, if Seller so requests and at Seller's expense, cause the Company to file for and obtain any refunds or credits to which Seller is entitled under this
         Section 12.3; provided that, Seller will not be entitled to cause the Company to file a claim for refund if such claim would be likely, in the good faith judgment of the Buyer, to cause the liability for Tax of the Company, the Buyer or any Affiliate of the Buyer for any taxable period ending after the Closing Date to increase or, if applied to any taxable period ending after the Closing Date, would be adverse to the interest of the Company, the Buyer or any Affiliate of the Buyer. Buyer will permit Seller to control the prosecution of any such refund claim and, where deemed appropriate by Seller, will cause the Company to authorize by appropriate powers of attorney such persons as Seller will designate to represent the Company with respect to such refund claim. Buyer will cause the Company to forward to Seller any such refund within ten days after the refund is received (or reimburse Seller for any such credit within ten days after the credit is allowed or applied against other Tax liability). Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit will be governed by the provisions of Section 11.6 above.

                  12.4. TAX SHARING. Seller will cause the provisions of any Tax sharing agreement to which the Company is a party to be terminated on or before the Closing Date.

         13. ASSIGNMENT. This Agreement and the rights and obligations hereunder will not be assignable or transferable by Buyer or Seller (including by operation of law in connection with a merger, or sale of substantially all of the assets or stock, of Buyer or Seller) without the prior written consent of the other party hereto; provided that, Buyer may, upon written notification to Seller delivered thirty (30) days prior to such assignment (to the extent such advance notice is permitted by applicable law and to the extent practicable), assign its rights hereunder upon the occurrence of a Change of Control, provided, however, that no assignment of Honeywell's indemnification obligations in respect of the Chippewa Falls Property or any Environmental Claim related thereto shall be valid or binding against Honeywell or any of its Affiliates unless (x) Buyer has complied with the provisions of Section 8.6 and (y) the assignee (A) agrees to be bound by the provisions of Sections 11.1 through 11.7 (inclusive) in a writing satisfactory to Honeywell in its reasonable discretion to which Honeywell is a party, and (B) uses the Chippewa Falls Property exclusively for industrial purposes; provided further that, no assignment or grant of a security interest will limit or affect the assignor's obligations hereunder.

         14. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any person or entity, other than the parties hereto and permitted assigns, any legal or equitable rights hereunder.

         15. TERMINATION.

                  15.1. EVENTS. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                  (1) by mutual written consent of Seller and Buyer;

                  (2) by Seller if any of the conditions set forth in Section
         4.2 above will have become incapable of fulfillment, and will not have been waived by Seller;

                  (3) by Buyer if any of the conditions set forth in Section 4.1 above will have become incapable of fulfillment, and will not have been waived by Buyer; or

                  (4) by either party hereto if Closing does not occur on or before 5:00 p.m. on December 26, 2002;

provided that, the party seeking termination pursuant to clause (2), (3) or (4) above is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  15.2. NOTICE. In the event of termination by Seller or Buyer pursuant to Section 15, written notice thereof will forthwith be given to the other party and the transactions contemplated by this Agreement will be terminated without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (1) Buyer will return all documents and other material received from Seller, the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

                  (2) all confidential information received by Buyer with respect to the business of the Company will be treated in accordance with the Confidentiality Agreement, which will remain in full force and effect notwithstanding the termination of this Agreement.

                  15.3. SURVIVING PROVISIONS. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in
         Section 15, this Agreement will become void and of no further force and effect, except for the provisions of (1) Section 8.1 above relating to the obligation of Buyer to keep confidential certain information and data obtained by it from Seller; (2) Section 17 below relating to certain expenses; (3) Section 9.1 above relating to publicity; (4)
         Section 24 below relating to finder's fees and broker's fees; (5)
         Section 26 below relating to consent to jurisdiction; (6) Section 27 below relating to governing law; and (7) Section 15. Nothing in Section 15 will be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

         16. SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement (other than representations and warranties relating to Taxes and employee benefit plans) and in any Ancillary Document will survive Closing solely for purposes of Sections 11.1 and 11.2 above and will terminate at the close of business eighteen months following the Closing Date. Representations and warranties relating to Taxes and employee benefit plans will survive until 15 days after the expiration of the applicable statute of limitations (giving effect to any extension thereof).

         17. EXPENSES. Whether or not the transactions contemplated hereby are consummated, each party will pay all of the costs and expenses it incurs in connection with this Agreement and the transactions contemplated hereby.

         18. ATTORNEY FEES. Should any litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing will be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorney fees and expenses determined by the court in such litigation or in a separate action brought for that purpose.

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
         19. AMENDMENTS. No amendment to this Agreement will be effective unless it will be in writing and signed by both parties hereto.

         20. NOTICES. All notices or other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or if mailed, three Business Days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

To Buyer:                                            To Seller:
TTM Technologies, Inc.                               Honeywell International Inc.
17550 N.E. 67th Court                                Attention: President, Specialty Materials
Redmond, Washington 98052                            101 Columbia Road
Attention: Kenton K. Alder, President                Morristown, New Jersey 07962
FAX: +1 (714) 241-1668                               FAX: +1 (973) 455-6840

with a copy to:                                      with a copy to:

Greenburg Traurig, LLP                               Honeywell International Inc.
2375 East Camelback Road, Suite 700                  Attention: Senior Vice President and
Phoenix, Arizona 85016                                          General Counsel
Attention: Michael L. Kaplan, Esq.                   101 Columbia Road
FAX: +1 (602) 445-8615                               Morristown, New Jersey 07962
                                                     FAX: +1 (973) 455-4749

         21. INTERPRETATION. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. References herein to sections are to Sections of this Agreement unless the context otherwise requires. The phrase, "to Seller's knowledge" and similar phrases refers to the actual knowledge of Dean Vlasak, Mark Kinning, Paul Cress, Bob Walther, Tom Zwiefelhofer, Brian Moynihan, Mark Moncuso and Carl Baranowski following reasonable inquiry.

         22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         23. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         24. FEES. Seller hereby represents and warrants that (1) the only broker or finder that has acted for Seller in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof is Salomon Smith Barney Inc.; and (2) Seller will pay all fees or commissions which may be payable to Salomon Smith Barney Inc. Buyer hereby represents and warrants that (1) the only brokers or finders that have acted for Buyer in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are T.C. Management, L.L.C., T.C. Management IV, L.L.C. and Brockway Moran & Partners Management, L.P.; and (2) Buyer will pay all fees or commissions which may be payable to T.C. Management, L.L.C., T.C. Management IV, L.L.C. and Brockway Moran & Partners Management, L.P.

         25. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof.

         26. CONSENT TO JURISDICTION. Each of Buyer and Seller irrevocably submits to the jurisdiction of (1) the Supreme Court of the State of New York, New York County; and (2) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Buyer and Seller agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of Buyer and Seller further agrees that service of any process, summons, notice or document by United States registered mail to such party's respective address in the United States set forth above will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County; or (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         27. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH AND ENFORCED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

         28. CONFIDENTIALITY AGREEMENTS WITH THIRD PARTIES. Seller hereby assigns to Buyer, or will cause its Affiliates to assign to Buyer, all rights of Seller under any confidentiality agreements between Seller and third parties relating to potential transactions regarding the Company.

         29. SELLER DISCLOSURE SCHEDULES. The parties acknowledge and agree that
(1) the Seller Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Buyer; (2) the disclosure by Seller of any matter in the Seller Disclosure Schedule will not be deemed to constitute an acknowledgement by Seller that the matter is required to be disclosed by the terms of this Agreement or that the matter is material; (3) the disclosure by Seller of any matter in the Seller Disclosure Schedule will not be deemed or interpreted to broaden or otherwise amplify the Seller's representations and warranties or covenants contained in this Agreement, and nothing in the Seller Disclosure Schedule will influence the construction or interpretation of any of the representations and warranties contained in this Agreement. If any section of the Seller Disclosure Schedule discloses an item or information in such a way as to make its relevance and the scope of modification to the disclosure required by another Section readily apparent, the matter will be deemed to have been disclosed in such other Section, notwithstanding the omission of an appropriate cross-reference to such other Section.

                            (continued on next page)

         IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

SELLER:                                              BUYER:
------                                               -----
HONEYWELL ELECTRONIC MATERIALS, INC.                 TTM TECHNOLOGIES, INC.

Signed: /s/ James V. Gelly                           Signed: /s/ Kent Alder
       -------------------------------------                -------------------------------------

Printed name:                                        Printed name: Kenton K. Alder
             -------------------------------                      -------------------------------

Title:                                               Title: Chief Executive Officer
      --------------------------------------               ---------------------------------------

Date:                                                Date: December 24, 2002
     ----------------------------------------              ---------------------------------------